UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2021

MaxLinear, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34666	14-1896129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5966 La Place Court, Suite 100, Carlsbad, California 92008
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (760) 692-0711
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	MXL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Election of Director
On March 30, 2021, MaxLinear, Inc., a Delaware corporation (the “Company,” “we,” or “our”), increased the size of our board of directors (“Board”) from eight to nine directors and appointed Tsu-Jae King Liu, Ph.D. to our Board, effective immediately. Dr. Liu will serve as a Class I director with a term expiring at the annual meeting of stockholders to be held in 2022. Dr. Liu was not appointed to any Board committees at this time.
Dr. Liu has served as Dean and Roy W. Carlson Professor of Engineering in the College of Engineering at the University of California, Berkeley (UC Berkeley) since July 2018 and as a director of Intel corporation, a publicly-traded technology company, since July 2016, where she also serves as the chair of the board’s finance committee and a member of its audit committee. She previously held a distinguished professorship endowed by Taiwan Semiconductor Manufacturing Company, Ltd. (TSMC) in the Department of Electrical Engineering and Computer Sciences at UC Berkeley from July 2014 to July 2018. Dr. Liu has also served as Vice Provost, Academic and Space Planning, and Senior International Officer at UC Berkeley from October 2016 to June 2018. Dr. Liu has over 24 years of experience in higher education in a range of faculty and administrative roles at UC Berkeley, including Associate Dean for Academic Planning and Development, College of Engineering in 2016, Chair of the Department of Electrical Engineering and Computer Sciences from July 2014 to June 2016, and Associate Dean for Research in the College of Engineering from 2008 to 2012. Her achievements in teaching and research have been recognized with a number of honors, including election to the U.S. National Academy of Engineering and induction into the Silicon Valley Engineering Hall of Fame. Dr. Liu was co-founder and President of Progressant Technologies, a start-up company that developed negative differential resistance transistor technology, from May 2000 to October 2004. Dr. Liu also currently serves on the board of directors of Crossbar, Inc., a privately held technology company. She served on the board of the Center for Advancing Women in Technology from October 2014 to May 2016. Dr. Liu earned her bachelor of science, master of science, and Ph.D. degrees in Electrical Engineering from Stanford University.
We believe that Dr. Liu’s academic research and contributions to engineering, semiconductor industry technical and business expertise, and her entrepreneurial background as founder of a company within our industry give her valuable qualifications and skills to serve as one of our directors.
In connection with Dr. Liu’s appointment to the Board, Dr. Liu will be entitled to compensation in accordance with the Company’s outside director compensation policy, under which each non-employee director receives a base annual retainer of $50,000 per year for service as a Board member.
In addition, in accordance with our outside director equity compensation policy, we granted Dr. Liu the following two equity incentive awards: (i) an “annual initial award” of restricted stock units having a fair value at issuance equal to $17,178.08 (which amount reflects a pro-rata reduction in the base annual award amount of $190,000, calculated according to the number of days Dr. Liu will actually serve as a director between now and May 1, 2021); and (ii) a “full-term initial award” of restricted stock units having a fair value at issuance equal to $190,000. Consistent with our equity compensation policy, the “annual initial award” will vest fully on the earlier to occur of the next May 1 (therefore, May 1, 2021) or the date immediately preceding our next annual meeting of stockholders, and the “full-term initial award” will vest in three equal installments on each anniversary of the date of grant. Beginning with our annual meeting of stockholders in May 2021, Dr. Liu will be eligible for equity award grants on the same terms as other continuing members of the Board. Currently, our policy provides for an annual award to continuing directors on the date of each annual meeting of stockholders of restricted stock units with a fair value at issuance of $190,000. These shares vest, assuming continued service, on the earlier to occur of the next succeeding May 1 or the date immediately preceding the next annual meeting of stockholders. Under the terms of our outside director equity compensation policy, directors may in certain circumstances defer delivery of shares of common stock upon vesting, in accordance with the terms and conditions of a deferral program currently administered by our compensation committee. We will also reimburse Dr. Liu for all reasonable expenses in connection with her services to us.
The Company intends to enter into an indemnification agreement with Dr. Liu in the same form as our standard form of indemnification agreement with our other directors and executive officers, a copy of which has been incorporated by reference to Exhibit 10.1 of our Registration Statement on Form S-1 and all amendments thereto (File No. 333-162947) and is incorporated herein in its entirety by reference.
There is no arrangement or understanding between Dr. Liu and any other persons pursuant to which Dr. Liu was elected as a director. In addition, Dr. Liu is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.
On March 31, 2021, the Company issued a press release announcing Dr. Liu’s appointment as a director. The press release is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by reference.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit	Description
99.1	MaxLinear, Inc. Press Release, dated March 31, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 31, 2021	MAXLINEAR, INC.

(Registrant)

		By:	/s/ Steven Litchfield
Steven Litchfield
Chief Financial Officer and Chief Corporate Strategy Officer